MUNIVEST FUND II, INC.

FILE # 811-7478

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
08/02/00	Mass Bay Transit Authority 5.25% 07/01/30	$496,645,000.	$12,850,000.	Paine Webber